PDL BioPharma, Inc.
 Q1-2011
April 27, 2011

The following document was compiled from public documents for your convenience.  This document, together with the press release issued today, provides information regarding PDL related to its first quarter 2011 financial and business results.

2011 Dividends

In February 2011, PDL’s board of directors declared a regular quarterly dividend of $0.15 per share of common stock.  The dividends are payable on March 15, June 15, September 15 and December 15 to all stockholders who own shares of PDL on March 8, June 8, September 8 and December 8, the Record Dates for each of the dividend payments, respectively. We paid $21 million to our stockholders on March 15, 2011, using earnings generated during the quarter and cash on hand. As of March 31, 2011, we had accrued $62.9 million in dividends payable for the June 15, September 15 and December 15 dividend payments and for dividends payable on restricted shares of our common stock.

Effective March 8, 2011, in connection with the payment of the dividend in March 2011, the conversion ratios for our outstanding 2.0% convertible notes due 2012 and for our 2.875% convertible notes due 2015 were adjusted to 144.474 shares per $1,000 principal amount or a conversion price of approximately $6.92 per share.

Licensed Product Development and Regulatory Updates

ACTEMRA® (tocilizumab):  On April 15, 2011, Genentech and Roche announced that the U.S. Food and Drug Administration (FDA) approved ACTEMRA for the treatment of active Systemic Juvenile Idiopathic Arthritis (SJIA) in patients two years of age and older, given alone or with methotrexate. ACTEMRA is the first medicine approved by the FDA for the treatment of SJIA, a rare and severe form of arthritis affecting children.

AVASTIN® (bevacizumab): On April 15, 2011, Roche announced that the Committee for Medicinal Products for Human Use (CHMP) adopted a positive opinion for an extension to the Avastin breast cancer label in Europe, proposing the use of Avastin in combination with Xeloda (capecitabine) for the first-line treatment of women with metastatic breast cancer in whom treatment with other chemotherapy options is not considered appropriate.
In March 2011, the European Commission confirmed that Avastin in combination with paclitaxel will remain a treatment option for women with metastatic breast cancer in Europe following recommendations made by CHMP to this effect.

LUCENTIS® (ranibizumab): There were several updates regarding Lucentis in the last two months:

•
In March 2011, Genentech announced that two Phase 3 studies using Lucentis for the treatment of diabetic macular edema (DME) met their primary endpoints. In the first study, a significantly larger number of patients treated with Lucentis demonstrated the ability to read at least 15 additional letters on an eye chart. Top line results from this study will be presented at the EURETINA Congress in London on May 29, 2011. The second study showed that patients with DME who received Lucentis over two years improved in a number of key areas including additional letters on an eye chart, average reading score on an eye chart at 24 months, improvement in reading an eye chart as early as 7 days following treatment and decreased retinal swelling.

•
On March 18, 2011, Novartis received a positive opinion from CHMP for Lucentis to treat patients with visual impairment due to macular edema secondary to branch-retinal vein occlusion and central-retinal vein occlusion, a sudden-onset disease where patients suffer from visual impairment and associated difficulties in daily activities such as reading and driving.

•
On April 4, 2011, Genentech and Johns Hopkins University reviewed files of 77,886 patients with age-related macular degeneration (AMD) who received either Avastin off-label or Lucentis. Patients receiving Avastin off-label had an 11% increased risk of overall mortality, 57% increased risk of hemorrhagic cerebrovascular accident, 80% more likely to have ocular inflammation and 11% more likely to have cataract surgery following treatment than Lucentis treated patients. The authors of the study note that it is limited due to incomplete information on confounding factors such as smoking, lipid and blood pressure levels.

PDL BioPharma, Inc.
 Q1-2011
April 27, 2011

XOLAIR® (omalizumab): In March 2011, a small study conducted by Children’s Hospital Boston and Stanford University showed that Xolair may have the potential to help children with milk allergies overcome their sensitivities to milk. Further studies in larger patient populations will be conducted to confirm the results.

TYSABRI® (natalizumab): There were several updates regarding Tysabri in the last two months:

•
On April 18, 2011, Biogen Idec and Elan announced that the CHMP adopted a positive opinion for the inclusion of JC virus (JCV) status as a risk factor for the development of PML, to the product label for TYSABRI in the European Union. CHMP also issued a positive opinion for the five year renewal of the Marketing Authorisation for TYSABRI.

•
On April 22, 2011, the FDA announced that the estimated risk of Tysabri treated patients developing PML was 0.3 per 1,000 patients during the first two years of treatment, increasing to 1.5 per 1,000 patients during the third year and dropping to a rate of 0.9 per 1,000 thereafter.  Limited data is available beyond four years.

T-DM1 (trastuzumab emtansine):  On April 7, 2011, Roche announced positive Phase 2 results for its first randomized trial of T-DM1 in HER2-positive metastatic breast cancer. The trial showed that patients treated with T-DM1 lived significantly longer (progression free survival) and experienced fewer side effects that patients treated with a combination of Herceptin (trastuzumab) and docetaxel chemotherapy.

Forward-looking Statements

This document contains forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

•	The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
•	The relative mix of royalty-bearing Genentech products manufactured and sold outside the U.S. versus manufactured or sold in the U.S.;
•	The ability of our licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
•	Changes in any of the other assumptions on which PDL's projected royalty revenues are based;
•	The outcome of pending litigation or disputes;
•	The change in foreign currency exchange rates; and
•	The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

PDL BioPharma, Inc.
 Q1-2011
April 27, 2011

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this document are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com.  PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future.  All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

PDL BioPharma, Inc.
 Q1-2011
April 27, 2011

Royalty Revenue by Product ($ in 000's) *

Avastin	Q1	Q2	Q3	Q4	Total
2011	22,283	-	-	-	22,283
2010	16,870	44,765	29,989	24,922	116,547
2009	13,605	35,161	21,060	15,141	84,966
2008	9,957	30,480	19,574	12,394	72,405
2007	8,990	21,842	17,478	9,549	57,859
2006	10,438	15,572	15,405	12,536	53,952

Herceptin	Q1	Q2	Q3	Q4	Total
2011	25,089	-	-	-	25,089
2010	23,402	38,555	27,952	25,441	115,350
2009	16,003	32,331	26,830	18,615	93,779
2008	14,092	34,383	28,122	20,282	96,880
2007	19,035	28,188	22,582	14,802	84,608
2006	15,142	19,716	21,557	20,354	76,769

Lucentis	Q1	Q2	Q3	Q4	Total
2011	8,878	-	-	-	8,878
2010	7,220	19,091	10,841	8,047	45,198
2009	4,621	12,863	8,123	6,152	31,759
2008	3,636	11,060	7,631	4,549	26,876
2007	2,931	6,543	6,579	3,517	19,570
2006	-	-	289	3,335	3,624

Xolair	Q1	Q2	Q3	Q4	Total
2011	4,590	-	-	-	4,590
2010	3,723	6,386	4,980	4,652	19,741
2009	2,665	5,082	4,085	3,722	15,553
2008	1,488	4,866	3,569	2,927	12,850
2007	1,684	3,942	3,332	2,184	11,142
2006	2,263	2,969	3,041	2,495	10,768

Tysabri	Q1	Q2	Q3	Q4	Total
2011	9,891	-	-	-	9,891
2010	8,791	8,788	8,735	9,440	35,754
2009	6,656	7,050	7,642	8,564	29,912
2008	3,883	5,042	5,949	6,992	21,866
2007	839	1,611	2,084	2,836	7,370
2006	-	-	-	237	237

* As reported to PDL by its licensees

PDL BioPharma, Inc.
 Q1-2011
April 27, 2011

Reported Net Sales Revenue by Product ($ in 000's) *

Avastin	Q1	Q2	Q3	Q4	Total
2011	1,597,461	-	-	-	1,597,461
2010	1,586,093	1,596,892	1,594,707	1,646,218	6,423,910
2009	1,345,487	1,295,536	1,439,730	1,514,053	5,594,806
2008	980,715	1,084,930	1,180,427	1,239,382	4,485,454
2007	678,068	746,587	797,013	875,084	3,096,752
2006	439,318	516,052	570,551	592,897	2,118,817

Herceptin	Q1	Q2	Q3	Q4	Total
2011	1,391,568	-	-	-	1,391,568
2010	1,337,732	1,349,512	1,300,934	1,409,310	5,397,488
2009	1,210,268	1,133,993	1,226,435	1,278,626	4,849,323
2008	1,105,426	1,195,215	1,211,982	1,186,806	4,699,428
2007	891,761	949,556	979,602	1,015,033	3,835,952
2006	529,585	659,719	761,099	803,576	2,753,979

Lucentis	Q1	Q2	Q3	Q4	Total
2011	887,757	-	-	-	887,757
2010	759,965	698,890	745,376	804,684	3,008,915
2009	462,103	469,736	555,296	615,212	2,102,347
2008	363,615	393,682	460,167	454,922	1,672,386
2007	224,820	219,579	299,995	322,300	1,066,695
2006	-	-	10,689	157,742	168,431

Xolair	Q1	Q2	Q3	Q4	Total
2011	267,754	-	-	-	267,754
2010	240,904	225,878	251,055	263,389	981,225
2009	184,669	181,086	211,006	219,693	796,454
2008	137,875	169,521	177,179	183,753	668,329
2007	129,172	130,700	144,250	147,754	551,876
2006	95,241	99,354	112,608	118,002	425,204

Tysabri	Q1	Q2	Q3	Q4	Total
2011	329,696	-	-	-	329,696
2010	293,047	287,925	293,664	316,657	1,191,292
2009	221,854	229,993	257,240	285,481	994,569
2008	129,430	163,076	200,783	233,070	726,359
2007	30,468	48,715	71,972	94,521	245,675
2006	-	-	-	7,890	7,890

* As reported to PDL by its licensees

PDL BioPharma, Inc.
 Q1-2011
April 27, 2011

Manufacturing Location & Sales - Genentech / Roche & Novartis ($ in 000's) *

Avastin Sales	2009 - Q4	2010 - Q1	2010 - Q2	2010 - Q3	2010 - Q4	2011 - Q1
US Made & Sold	795,199	795,453	814,872	820,453	800,139	708,539
US Made & ex-US Sold	718,855	703,661	355,742	338,929	415,576	580,981
ex-US Made & Sold	-	86,979	426,277	435,325	430,503	307,941
Total	1,514,053	1,586,093	1,596,892	1,594,707	1,646,218	1,597,461
US Made & Sold	53%	50%	51%	51%	49%	44%
US Made & ex-US Sold	47%	44%	22%	21%	25%	36%
ex-US Made & Sold	0%	5%	27%	27%	26%	19%

Herceptin Sales	2009 - Q4	2010 - Q1	2010 - Q2	2010 - Q3	2010 - Q4	2011 - Q1
US Made & Sold	386,654	394,883	406,222	410,563	416,611	409,854
US Made & ex-US Sold	608,046	372,146	312,792	306,085	425,303	423,053
ex-US Made & Sold	283,926	570,703	630,498	584,286	567,396	558,661
Total	1,278,626	1,337,732	1,349,512	1,300,934	1,409,310	1,391,568
US Made & Sold	30%	30%	30%	32%	30%	29%
US Made & ex-US Sold	48%	28%	23%	24%	30%	30%
ex-US Made & Sold	22%	43%	47%	45%	40%	40%

Lucentis Sales	2009 - Q4	2010 - Q1	2010 - Q2	2010 - Q3	2010 - Q4	2011 - Q1
US Made & Sold	266,405	323,153	300,501	326,840	360,911	378,451
US Made & ex-US Sold	348,808	436,812	398,389	418,536	443,773	509,307
ex-US Made & Sold	-	-	-	-	-	-
Total	615,212	759,965	698,890	745,376	804,684	887,757
US Made & Sold	43%	43%	43%	44%	45%	43%
US Made & ex-US Sold	57%	57%	57%	56%	55%	57%
ex-US Made & Sold	0%	0%	0%	0%	0%	0%

Xolair Sales	2009 - Q4	2010 - Q1	2010 - Q2	2010 - Q3	2010 - Q4	2011 - Q1
US Made & Sold	150,950	157,503	145,245	165,109	170,001	164,621
US Made & ex-US Sold	10	-	-	-	-	-
ex-US Made & Sold	68,733	83,401	80,632	85,945	93,388	103,133
Total	219,693	240,904	225,878	251,055	263,389	267,754
US Made & Sold	69%	65%	64%	66%	65%	61%
US Made & ex-US Sold	0%	0%	0%	0%	0%	0%
ex-US Made & Sold	31%	35%	36%	34%	35%	39%

Total Sales	2009 - Q4	2010 - Q1	2010 - Q2	2010 - Q3	2010 - Q4	2011 - Q1
US Made & Sold	1,599,208	1,670,992	1,666,840	1,722,965	1,747,662	1,661,465
US Made & ex-US Sold	1,675,718	1,512,620	1,081,147	1,063,551	1,284,652	1,513,340
ex-US Made & Sold	352,659	741,083	1,137,407	1,105,556	1,091,287	969,735
Total	3,627,585	3,924,694	3,885,394	3,892,072	4,123,601	4,144,540
US Made & Sold	44%	43%	43%	44%	42%	40%
US Made & ex-US Sold	46%	39%	28%	27%	31%	37%
ex-US Made & Sold	10%	19%	29%	28%	26%	23%

* As reported to PDL by its licensees